UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur, and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01.	Entry Into a Material Definitive Agreement.

ReGen Biologics, Inc. (the “Registrant” or the “Company”) entered into a Subscription and Security Agreement, dated as of March 11, 2011 (the “Subscription Agreement”), by and among the Company and Sports Medicine Holding Company LLC (the “Lender”) for the private placement of an aggregate principal amount of up to $750,000 of the Company’s secured notes (the “Notes”).  The Lender is an affiliate of Ivy Healthcare Capital II, L.P., one of the Company’s secured creditors and a significant stockholder of the Company.  The Notes are due and payable on August 31, 2011 and accrue interest at an annual rate of 12%. The Notes are secured by a first priority lien, which is senior to the liens on the Company’s outstanding prior secured bridge financings, on substantially all assets of the Company and a second priority lien on certain encumbered assets of the Company and are subject to a premium equal to 300% of the principal amount of the Notes then outstanding in the event the Company consummates certain fundamental transactions as set forth in the Subscription Agreement.  At the option of the holder, the Notes shall be repaid (a) at the election of the holder, in the form of (i) equity securities of the Company if certain notes issued in a prior bridge financing by the Company have converted, (ii) debt securities of ReGen AG, a wholly-owned subsidiary of the Company (“ReGen AG”), or (iii) cash or (b) if no election has been made pursuant to the foregoing clause (a) prior to the consummation of an equity financing by ReGen AG for an aggregate purchase price of at least $5,000,000, then, upon such consummation, automatically in the form of equity securities of ReGen AG.

In connection with the financing, the Company issued five-year warrants that provide for the Lender to purchase a number of shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) of the Company equal to the aggregate principal amount of the Notes held by the Lender divided by $3.00, for a purchase price of $1.00 per share.

The Company has agreed to register the securities into which the Notes and the warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the Lender.

The foregoing descriptions of the Subscription Agreement, the Notes and the warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of the Subscription Agreement, Form of Note and Form of Warrant, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Item 2.04.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated herein by reference. The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were offered only to accredited investors.

Item 9.01.	Financial Statements And Exhibits.

(d) Exhibits

10.1	Subscription and Security Agreement by and among ReGen Biologics, Inc. and the Investor named therein.

10.2	Form of Secured Convertible Note of ReGen Biologics, Inc.

10.3	Form of Warrant to Purchase Stock of ReGen Biologics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and Chief Executive Officer

Dated:  April 7, 2011